AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SACHEM CAPITAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

New York	81-3467779
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

23 Laurel Street Branford, Connecticut	06405
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, $.001 par value per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:   333-214323

Securities to be registered pursuant to Section 12(g) of the Act:                    None

Item 1. Description of Registrant's Securities to be Registered.

The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form S-11, as amended, File No. 333-214323, filed with the Commission on January 25, 2017, and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2. Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 25, 2017

Sachem Capital Corp.

By:	/s/ John L. Villano
John L. Villano
Chairman and Co-Chief Executive Officer